UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

24/7 KID DOC, INC.

(Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8269 Burgos Ct.

Orlando, FL 32836

(Address of Principal Executive Offices)

(828) 244-5980

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)          [  ]

Item 5.03 - Amendments to Articles of Incorporation

The Company filed an amendment with the State of Florida designating 1,000,000 shares of Series A Preferred Shares, $0.001 par value, effective July 10, 2019.  Series A Preferred Shares are convertible into ten common shares after a holding period of one year.  Series A Preferred Shares are not entitled to voting rights, do not have redemption rights, do not have dividend provisions, do not have preemptive rights, and are subordinated to the common stock and any debt obligations.

The Company filed an amendment with the State of Florida designating 2,000,000 shares of Series B Preferred Shares, $0.001 par value, effective August 2, 2019.  The holders of the Series B Preferred Shares shall be entitled to voting rights relating to all corporate matters at 100 votes for each Series B Preferred Share.  These shares are not convertible, do not have redemption rights, do not have dividend provisions, do not have preemptive rights, and are subordinated to the common stock and any debt obligations.

Item 9.01 - Exhibits

Exhibit 3.1.1 – Amendment to Articles of Incorporation effective July 10, 2019

Exhibit 3.1.2 – Amendment to Articles of Incorporation effective August 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 Kid Doc, Inc.

By:      /s/ Timothy Shannon

Timothy Shannon

Chief Executive Officer

Dated: August 15, 2019